                                   EXHIBIT 11
                       FERRO CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                             3 Months        3 Months
(Dollars in Thousands)                                                         March           March
                                                                               1996            1995
                                                                               ----            ----
       PRIMARY:

              Weighted average shares and common stock equivalents         26,934,790       27,985,977

              Net Income                                                      $13,151          $13,096

              Less Preferred Stock Dividend, Net of Tax                          (931)            (911)
                                                                           -----------      -----------

              Income Available to Common Shareholders                         $12,220          $12,185

PRIMARY EARNINGS PER COMMON SHARE                                               $0.45            $0.44


       FULLY DILUTED:

              Weighted average shares and common stock equivalents         26,934,790       27,985,977

              Adjustments (primarily assumed conversion of
                     convertible preferred stock)                           2,515,204        2,432,577
                                                                           -----------      -----------

                                                                           29,449,994       30,418,554

              Net Income                                                      $13,151          $13,096

              Additional ESOP Contribution, Net of Tax                           (495)            (511)
                                                                           -----------      -----------

              Adjusted Net Income                                             $12,656          $12,585


FULLY DILUTED EARNINGS PER SHARE                                                $0.43            $0.41